Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION RIGHTS CERTIFICATES

Issued by

TRANS-LUX CORPORATION

This form must be used to exercise the non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Trans-Lux Corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated January 30, 2019 (the “Prospectus”), if a holder of Rights cannot deliver the subscription rights certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to Continental Stock Transfer & Trust Company, the subscription agent for the rights offering (the “Subscription Agent”), before 5:00 p.m., Eastern Time, on February 20, 2019 (as it may be extended as described in the Prospectus, the “Expiration Date”). This Notice of Guaranteed Delivery must be sent by facsimile transmission, overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date. Payment of $1.00 per whole share of Common Stock subscribed for upon exercise of such Rights (the “Subscription Price”) must be received by the Subscription Agent in the manner specified in the Prospectus at or before 5:00 p.m., Eastern Time, on the Expiration Date, even if the Subscription Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Certificate evidencing such Rights must be received by the Subscription Agent within two (2) business days after the date of execution of this Notice of Guaranteed Delivery. See “Rights Offering — Guaranteed Delivery Procedures” in the Prospectus.

All deliveries must be addressed to the Subscription Agent, as follows:

Continental Stock Transfer & Trust Company

1 State Street Plaza - 30th Floor

New York, NY 10004

Attn:  Reorganization Department

Facsimile:  (212) 616-7616

Telephone Number for Confirmation:

(212) 845-3287

Delivery of this instrument to an address other than the one above does not constitute a valid delivery.

You may obtain additional information regarding the Rights Offering by contacting the Company’s information agent, Morrow Sodali LLC, by telephone at (800) 662-5200 or by email at TNLX@morrowsodali.com. Banks and Brokerage Firms may contact Morrow Sodali LLC at (203) 658-9400.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Subscription Rights Certificates representing __________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Rights, as defined in the Prospectus, to subscribe for __________ shares of Common Stock and (ii) the Over-Subscription Right, as defined in the Prospectus, to subscribe for __________ shares of Common Stock, subject to adjustment for fractional shares, availability and any other limitations and conditions described in the Prospectus.

The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

☐

is being delivered to the Subscription Agent herewith; or

☐

has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box below and complete information relating thereto):

☐	cashier’s or certified check or bank draft payable to the Subscription Agent, drawn against a U.S. bank;
Date of check or draft:
Check or draft number:
Bank:

☐	wire transfer by a U.S. bank; or
Date of wire transfer:
IMAT number:
Bank:

☐	postal, telegraphic or express money order payable to the Subscription Agent.
Date of order:
Identifying number:
Issuer:

Please type or print the following:

Name(s) of Shareholder(s):

Address(es):

Telephone(s):

Signature(s):

Names(s):

Subscription Rights Certificate Number(s):

(if available)

GUARANTEE OF DELIVERY

(not to be used for Subscription Rights Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to Continental Stock Transfer & Trust Company (the “Subscription Agent”) the subscription rights certificate(s) representing the subscription rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number:
Date:

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription rights certificate(s) to the Subscription Agent within the time period shown herein.  Failure to do so could result in a financial loss to such institution.

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